UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 12, 2005          (January 6, 2005)

Date of report     (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 6, 2005 Hexcel made its annual long term incentive equity grants, which include stock options and restricted stock units (RSUs), to all executives and a group of key employees.  Also on January 6, 2005 Hexcel granted RSUs to certain directors who elected to receive RSUs in lieu of their annual retainer fees for services as a director during 2005. In connection with such grants, Hexcel entered into employee option agreements and RSU agreements with each person who received such awards.

The employee option agreement provides for a grant of options at the closing price of a share of common stock on the date of grant, and for the options to vest one-third on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.  The term of the option is ten years, subject to earlier termination under certain circumstances.

The RSU agreement for employees provides for a grant of RSUs which vest and convert into shares of common stock on a one-to-one basis at a rate of one-third of the RSUs on each of the first, second and third anniversaries of the date of grant, subject to acceleration under certain circumstances.  The employee may elect to defer conversion, but not vesting, of the RSUs until the end of the three-year vesting period or until termination of employment.  Generally, upon termination of employment, the RSUs that have vested convert into common stock, and the unvested RSUs are forfeited.

The RSU agreement for directors provides for a grant of RSUs that vest proportionately over the one year period following the grant date and convert into shares of common stock on a one-to-one basis on the first anniversary of the grant date, subject to acceleration under certain circumstances.  The director may elect to defer conversion, but not vesting, of the RSUs until such time as the director leaves the board.  Generally, upon leaving the board, the RSUs that have vested convert into common stock, and the unvested RSUs are forfeited.

A copy of the form of employee option agreement and form of RSU agreement for employees are filed as exhibits.  The form of RSU agreement used for directors was filed as exhibit 10.21 to Hexcel’s 2003 Annual Report on Form 10-K.  The summaries above are qualified in their entirety by such forms of agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

99.1         Form of employee option agreement.

99.2         Form of restricted stock unit agreement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 12, 2005
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Form of employee option agreement.

99.2	Form of restricted stock unit agreement.